Exhibit 10.2

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by

ADVANCED DRAINAGE SYSTEMS, INC.,
and certain of its Subsidiaries

in favor of

BARCLAYS BANK PLC,
as Administrative Agent

Dated as of July 31, 2019

ii

SCHEDULES

Schedule 1Notice Addresses

Schedule 2Investment Property

Schedule 3Jurisdictions of Organization and Chief Executive Offices

Schedule 4Filings and Other Actions required for Perfection

Schedule 5[Reserved]

Schedule 6Intellectual Property

Schedule 7Commercial Tort Claims

ANNEXES

Annex I Form of Assumption Agreement

Annex IIForm of Intellectual Property Security Agreement

iii

This GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 31, 2019, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”, and each individually, a “Grantor”), in favor of Barclays Bank PLC, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”) for (i) the banks, financial institutions and other entities (the “Lenders”) from time to time party as lenders or letter of credit issuers to the Credit Agreement, dated as of the date hereof, by and among Advanced Drainage Systems, Inc., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and (ii) the other Secured Parties (as defined below).

RECITALS

A.Pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B.The Borrower is a member of an affiliated group of companies that includes each other Grantor;

C.The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

D.The execution and delivery to the Administrative Agent of this Agreement by the Grantors on the date hereof is a condition precedent to the obligation of the Lenders to make the respective extensions of credit to the Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.
DEFINED TERMS

Definitions

.

(a)Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof, as applicable):  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Deposit Account, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Money, Negotiable Documents, Securities Accounts, Securities Entitlements, Supporting Obligations, Tangible Chattel Paper and Uncertificated Securities.

(b)The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Borrower”:  as defined in the preamble of this Agreement.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Copyrights”:  (i) all United States copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof, including each registration identified on Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Copyright Licenses”:  with respect to any Grantor, all written agreements (whether or not in writing) naming such Grantor as licensor or licensee (including those agreements listed in Schedule 6), granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower or any Grantor to the Administrative Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement or the other Loan Documents or any Letter of Credit, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).  For the avoidance of doubt, Credit Agreement Obligations shall not include any Secured Obligations owing to any Qualified Counterparty in its capacity as such with respect to any Specified Hedge Agreement or Specified Cash Management Agreement.

“Discharge of the Obligations”: the occurrence of all of the following: (i) the Loans, the Reimbursement Obligations and the other Obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Specified Hedge Agreements or Specified Cash Management Agreements) shall have been paid in full in accordance with the terms thereof, (ii) the Commitments have been terminated, and (iii) no Letters of Credit shall be outstanding (other than Letters of Credit which have been Cash Collateralized or backstopped or as to which other arrangements reasonably acceptable to the applicable Issuing Lender shall have been made).

“Excluded Account”: a deposit account held by any Grantor (i) consisting solely of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of such Grantor in the ordinary course of business to be paid to the relevant Governmental Authority, (ii) which is used for the sole purpose of making payroll for the then current payroll period and withholding Tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements) and (iii) constituting a custodian, trust, fiduciary or other escrow account established for the benefit of third parties in the ordinary course of business in connection with transactions permitted under the Loan Documents.

“Excluded Perfection Assets”:  (i) Goods included in Collateral received by any Person for “sale or return” within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, to the extent of claims of creditors of such Person (except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein); (ii) any Deposit Account (and any Money deposited therein), any Securities Account or any Commodity Account, except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein; (iii) other than (1) any Pledged Stock and (2) any other Collateral that is evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper in excess of $10,000,000 individually, any Collateral the aggregate value of which shall not exceed at any time $20,000,000; (iv) Letter of Credit Rights, except to the extent the filing of a financing statement under the Uniform Commercial Code is effective to perfect the security interest therein, (v) any promissory note in a principal amount not in excess of $10,000,000 individually, evidencing loans or other monetary obligations owing to any Grantor; and (vi) any Collateral for which the perfection of Liens thereon requires filings in or other actions under the laws of jurisdictions outside the United States.

“Excluded Swap Obligation”: with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Grantor”: as defined in the preamble hereto.

“Guarantors”:  the collective reference to each Grantor and, for the avoidance of doubt, shall include the Borrower (except with respect to its own primary obligations).

“Intellectual Property”:  the collective reference to (i) all intellectual property arising under United States, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Intercompany Note”:  any promissory note in a principal amount in excess of $10,000,000 individually, evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  as defined in the Credit Agreement.

“Ordinary Course Transferees”:  (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, and (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Patents”:  (i) all United States patents and patent applications, including, without limitation, each issued patent and patent application identified on Schedule 6, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and other violations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Patent License”:  with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Pledged Notes”:  all Intercompany Notes at any time issued to any Grantor (including those listed on Schedule 2) and all other promissory notes in a principal amount in excess of $10,000,000 individually at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2), except promissory notes with a maturity date of less than one year issued in connection with extensions of trade credit by any Grantor in the ordinary course of business.

“Pledged Stock”:  all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor; provided that in no event shall (i) any Capital Stock of a Foreign Subsidiary that is not a First Tier Foreign Subsidiary, (ii) any Capital Stock of an Unrestricted Subsidiary, (iii) any Capital Stock of any Immaterial Subsidiary, (iv) any Capital Stock in entities where a Grantor holds 50% or less of the outstanding Capital Stock of such entity, to the extent a pledge of such Capital Stock is prohibited by the organizational documents or agreements with the other equity holders of such entity, (v) any Capital Stock of a Domestic Subsidiary which is a Subsidiary of a Foreign Subsidiary, or (vi) any Capital Stock of a First Tier Foreign Subsidiary in excess of 65% of the total voting power of all outstanding Capital Stock of such Foreign Subsidiary, in each case, be subject to the security interests granted hereby.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions from Investment Property and all collections thereon and payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee, or grant of the relevant security interest, becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Secured Obligations”: (i) the Obligations and (ii) the obligations of each Grantor under this Agreement. Notwithstanding anything to the contrary in this Agreement, the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligation of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties”:  the Administrative Agent, the Lenders and Indemnitees and, with respect to any Specified Hedge Agreement or Specified Cash Management Agreement, the Qualified Counterparty party thereto and each of their respective successors and permitted transferees.

“Securities Act”:  the Securities Act of 1933, as amended.

“Swap Obligation”: any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Trademarks”:  (i) all United States trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, or logos, and all registrations of and applications to register the foregoing and any new renewals thereof, including each registration and application identified in Schedule 6, (ii) the right to sue or otherwise recover for any and all past, present and future infringements, misappropriations, dilutions and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trademark License”:  with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark (including those agreements listed on Schedule 6), subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets”: (i) all United States trade secrets (ii) the right to sue or otherwise recover for any and all past, present and future misappropriations and other violations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“UETA”:  the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

Other Definitional Provisions

.

(a)As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, (v) references to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder), (vi) all references to laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions, and (vii) all references to any Person include successors and assigns.

(b)The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.
GUARANTEE

Guarantee

.

(a)Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and each of the Guarantors hereby acknowledges and agrees that the guarantee provided for in this Section 2 is a guarantee of payment and not of collection.

(b)Each Guarantor shall be liable under its guarantee set forth in Section 2.1(a), without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding amount of the Loans or Reimbursement Obligations and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof.  Notwithstanding any other provision hereof, the right of recovery against each Guarantor under Section 2 hereof shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under Section 2 hereof void or voidable under applicable law, including, without limitation, fraudulent conveyance law. To effectuate the foregoing intention, the Administrative Agent and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under the guarantee set forth in Section 2 hereof at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under the guarantee set forth in Section 2 hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the guarantee set forth in Section 2 hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.  To the extent that any Guarantor shall be required hereunder to pay any portion of any guaranteed obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries (other than the Borrower) from the Loans and such other obligations, and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the guaranteed obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.  For purposes of determining the net worth of any Guarantor in connection with the foregoing, all guarantees of such Guarantor other than the guarantee under Section 2 hereof will be deemed to be enforceable and payable after the guarantee under Section 2 hereof.  To the fullest extent permitted by applicable law, this Section 2.1(b) shall be for the benefit solely of creditors and representatives of creditors of each Guarantor and not for the benefit of such Guarantor or the holders of any equity interest in such Guarantor.

(c)Except as provided in Section 8.15, the guarantee contained in this Section 2.1 shall remain in full force and effect until the Discharge of the Obligations.

(d)No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder in respect of any other Obligations then outstanding or thereafter incurred, other than as set forth in Section 8.15.

Reimbursement, Contribution and Subrogation

.  In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property:

(a)[reserved].

(b)If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon (but not before) the Discharge of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower, and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets (net of their liabilities, other than the Obligations) and any other equitable considerations deemed appropriate by the court.

(c)If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor under Section 2.2(b), such Guarantor shall be entitled, subject to and upon (but not before) the Discharge of the Obligations, to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Grantor under Section 2.2(b)) to any security interest that may then be held by the Administrative Agent upon any Collateral granted to it in this Agreement.  To the fullest extent permitted under applicable law, such right of subrogation shall be enforceable solely against the Guarantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation.  If subrogation is demanded in writing by any Guarantor, then (subject to and upon (but not before) the Discharge of the Obligations) the Administrative Agent shall deliver to the Guarantor making such demand, or to a representative of such Guarantor or of the Guarantors generally, an instrument reasonably satisfactory to the Administrative Agent transferring, on a quitclaim basis without (to the fullest extent permitted under applicable law) any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

(d)All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Guarantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the Discharge of the Obligations.  Until the Discharge of the Obligations, no Guarantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim, and no Guarantor shall exercise any right or remedy arising by reason of any performance by it of its guarantee, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Obligations or any security for any of the Obligations.  If any such payment or distribution is made or becomes available to any Guarantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations.  If any such payment or distribution is received by any Guarantor, it shall be held by such Guarantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Guarantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

(e)The obligations of the Guarantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. To the fullest extent permitted under applicable law, the invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.  The Secured Parties make no representations or warranties in respect of any such right and shall, to the fullest extent permitted under applicable law, have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)Each Guarantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Guarantor, but (i) the exercise and enforcement of such rights shall be subject to this Section 2.2, and (ii) to the fullest extent permitted by applicable law, neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right.

Amendments, Etc., With Respect to the Obligations

.  To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the requisite Lenders) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto, except to the extent required by applicable law.

Guarantee Absolute and Unconditional

.  To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2.  The Obligations, and each of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2.  All dealings between the Borrower and the other Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed, to the fullest extent permitted by applicable law, as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense that the Discharge of the Obligations has occurred) which may, at any time, be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor.  For the purposes hereof ”demand” shall include the commencement and continuance of any legal proceedings.

Reinstatement

.  The guarantee contained in this Section 2 shall be reinstated and shall remain in all respects enforceable to the extent that, at any time, any payment of any of the Obligations is set aside, avoided or rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, in whole or in part, and such reinstatement and enforceability shall, to the fullest extent permitted by applicable law, be effective as fully as if such payment had not been made.

Payments

.  Each Guarantor hereby agrees to pay all amounts payable by it under this Section 2 to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Funding Office specified in the Credit Agreement.

Bankruptcy, Etc.

  (a)  To the fullest extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of any Borrower or any Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Secured  Obligations if such case or proceeding had not been commenced) shall be included in the Obligations guaranteed hereby because it is the intention of the Guarantors and Secured Parties that the Obligations which are guaranteed by the Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower or any other Guarantor of any portion of such Obligations.  The Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

Keepwell

.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8, or otherwise under this Section 2, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Discharge of the Obligations.  Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.
GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a)all Accounts, including all Receivables;

(b)all Chattel Paper;

(c)all  Deposit Accounts;

(d)all Documents;

(e)all Equipment (whether or not constituting Fixtures);

(f)all General Intangibles;

(g)all Instruments, including Pledged Notes;

(h)all Intellectual Property;

(i)all Inventory;

(j)all Investment Property;

(k)all Letter-of-Credit Rights;

(l)all Money;

(m)all Commercial Tort Claims identified on Schedule 7;

(n)all Collateral Accounts;

(o)all Pledged Stock, Goods, insurance and other personal property not otherwise described above;

(p)all Supporting Obligations and products of any and all of the foregoing and all Guarantee Obligations, Liens and claims supporting, securing or in any respect relating to any of the foregoing;

(q)all books and records (regardless of medium) pertaining to any of the foregoing; and

(r)all Proceeds of any of the foregoing;

provided, that (i) this Agreement shall not constitute a grant of a security interest in, and the term “Collateral” shall not include, any property to the extent that and for as long as such grant of a security interest (A) is prohibited by any applicable law, (B) requires a filing with or consent from any entity or person pursuant to any applicable law that has not been made or obtained, (C) is in any asset which is subject to a certificate of title law, except to the extent perfection of a security interest therein can be accomplished solely by the filing of a financing statement in appropriate form in the applicable jurisdiction under the Uniform Commercial Code, (D) is in any lease, license or agreement, constitutes a breach or default under or results in the termination of, or requires any consent not obtained under such lease, license or agreement, except to the extent that such applicable provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder, (E) is in Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, (F) is in any Grantor’s right, title or interest in any applications for the registration for any Trademarks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. §1051 Section 1(b), unless and until acceptable evidence of use of the mark in interstate commerce is submitted to the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.) to the extent, if any, that, and during the period, if any, in which granting a security interest in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application or of any registration that issues therefrom, (G) is in leaseholds of real property, (H) is in assets subject to a Lien securing Capital Lease Obligations or purchase money debt obligations, in each case permitted under the Credit Agreement, if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such assets, (I) is in Excluded Accounts, (J) is in any Commercial Tort Claim that, in the reasonable determination of the Borrower, is not expected to result in a judgment in excess of $10,000,000 individually, (K) is in any Capital Stock of any Foreign Subsidiary that would reasonably be expected to (x) violate or conflict with any fiduciary duties of officers or directors of such Foreign Subsidiary or (y) result in a risk of personal or criminal liability of any officer or director of such Foreign Subsidiary and (L) is in intellectual property arising under any jurisdiction other than the United States, including all such foreign copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and trade secrets (the foregoing clauses (A) through (L), collectively, shall be referred to hereafter as the “Excluded Collateral”); and (ii) the security interest granted hereby (A) shall attach at all times to all proceeds of such property to the extent such proceeds do not constitute property described in clause (i) above, (B) shall attach to such property immediately and automatically (without need for any further grant or act) at such time as the condition described in clause (i) ceases to exist, and (C) to the extent severable shall in any event attach to all rights in respect of such property that are not subject to the applicable condition described in clause (i).

SECTION 4.
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, and to induce the Qualified Counterparties to enter into Specified Cash Management Agreements and Specified Hedge Agreements, as applicable, each Grantor hereby represents and warrants to each Secured Party that:

Representations in Credit Agreement

.  In the case of each Grantor, the representations and warranties set forth in Section 5 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.

Title; No Other Liens

.  Except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Permitted Liens, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens.  No effective financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement or any other Loan Document or in respect of Permitted Liens or for which termination statements will be delivered on the Closing Date.

Perfected First Priority Liens

.

(a)Upon the completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule to the extent applicable, have been delivered to or prepared by the Administrative Agent in completed and, where required, duly executed form), the payment of all applicable fees, and the delivery to and continuing possession by the Administrative Agent of all Certificated Securities, all Instruments, all Tangible Chattel Paper and all Documents, in each case constituting Collateral, a security interest in which is perfected by possession (other than any Excluded Perfection Assets), the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral (in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code or the filing of an Intellectual Property Security Agreement with the United States Patent and Trademark Office or the United States Copyright Office) in favor of the Administrative Agent, for the benefit of the Secured Parties, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor other than Ordinary Course Transferees, except as (x) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) or by an implied covenant of good faith and fair dealing and (y) to the extent that the recording or an assignment or other transfer of title to the Administrative Agent or the recording of other applicable documents in the United States Patent and Trademark Office or the United States Copyright Office may be necessary for enforceability, and is and will be prior to all other Liens on such Collateral except for Permitted Liens.  Without limiting the foregoing and except as otherwise permitted or provided in Section 5 or with respect to any Excluded Perfection Assets or Excluded Collateral, each Grantor has taken all actions required hereunder to establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities.

(b)Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Pledged Stock or Investment Property to the Administrative Agent or its designee upon the occurrence and during the continuance of an Event of Default and to the substitution of the Administrative Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby, in each case, in accordance with this Agreement and the Credit Agreement.

Jurisdiction of Organization; Chief Executive Office

.  On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 3.  On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.  On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization (or formation), chief executive office or sole place of business or its corporate or organizational form in any way (e.g., by merger, consolidation, change in corporate form, or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or released as grantor thereunder as of the Closing Date or (y) is in respect of a Lien that is not a Permitted Lien. Such Grantor has furnished to the Administrative Agent its Organizational Documents as in effect as of the Closing Date.

[Reserved]

.

Farm Products

.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

Pledged Stock and Pledged Notes

.

(a)The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition.

(b)[Reserved.]

(c)To such Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)Such Grantor is the record and beneficial owner of, and has good and valid title to, the Pledged Stock and Pledged Notes pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Permitted Liens.

(e)The Organizational Documents applicable to each interest in any domestic partnership or limited liability company included in the Collateral shall not expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and any such interests shall not be certificated; provided, that, if any such interests become certificated (other than any Excluded Perfection Assets), such Grantor will ensure that the Organizational Documents applicable to such interest shall expressly provide that they are securities governed by Article 8 of the Uniform Commercial Code and immediately deliver all such certificates, together with related transfer powers, indorsed in blank, to the Administrative Agent for continued possession.

Receivables and Chattel Paper

.  The names and due dates represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time of such Grantor’s Receivables and Chattel Paper will at such time be correct in all material respects, and the amounts represented by such Grantor to the Administrative Agent or the other Secured Parties from time to time as owing to such Grantor in respect of such Grantor’s Receivables and Chattel Paper will at such time be the correct amount, in all material respects, actually owing thereunder, except to the extent that appropriate reserves therefor have been established on the books of such Grantor in accordance with GAAP.

Intellectual Property

.

(a)When delivered to the Administrative Agent pursuant to Schedule 7.13 of the Credit Agreement (the “IP Schedule Delivery Date”), Schedule 6 shall list all issued Patents and pending patent applications, and all registrations and applications to register Trademarks and registered Copyrights owned by such Grantor in its own name on the date hereof.  Except as permitted to exist on such Grantor’s Collateral by the Credit Agreement, as of the IP Schedule Delivery Date, such Grantor is the exclusive owner of the entire right, title and interest in and to such applications, registrations and issuances free and clear of any and all Liens (except Permitted Liens).

(b)On the IP Schedule Delivery Date, all Intellectual Property of such Grantor described on Schedule 6 shall, except as indicated therein, to the knowledge of such Grantor be subsisting and unexpired, not abandoned and valid and enforceable.  Except as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of such Grantor, neither the operation of such Grantor’s business as currently conducted nor the use of any Intellectual Property in connection therewith conflicts with, infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property rights of any other Person.

(c)Except as would not have a Material Adverse Effect, (i) none of the material Patents, Trademarks, Copyrights and Trade Secrets owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor which such licensing or franchise agreement materially restricts the use, exploitation or enforcement of such Intellectual Property by such Grantor and (ii) there are no other material agreements, obligations, orders or judgments to which such Grantor is subject which adversely affect the use of any Intellectual Property owned by such Grantor in any material respect.

(d)Such Grantor is not infringing, misappropriating, diluting or otherwise violating any Intellectual Property of any Person in a manner that would reasonably be expected to have a Material Adverse Effect, and there is currently no infringement or unauthorized use of any item of such Intellectual Property owned by such Grantor that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e)No holding, decision or judgment has been rendered by any Governmental Authority which would limit or cancel or render invalid or unenforceable such Grantor’s rights in, any Patent, Trademark, Copyright or Trade Secret owned by such Grantor in any respect that would reasonably be expected to have a Material Adverse Effect.  Such Grantor is not aware of any uses of any material item of Intellectual Property owned by such Grantor that could reasonably be expected to lead to such item becoming invalid or unenforceable including uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses, which uses, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(f)No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof seeking to limit or cancel or render invalid any material Patent, Trademark, Copyright or Trade Secret owned by such Grantor or such Grantor’s ownership interest therein, which, if adversely determined, would have a Material Adverse Effect.  Except as would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Intellectual Property owned or licensed by such Grantor.

(g)With respect to each Copyright License, Trademark License and Patent License, except as would not reasonably be expected to have a Material Adverse Effect:  (i) such license is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license; (ii) such Grantor has not received any notice of termination or cancellation under such license; (iii) such Grantor has not received any notice of a breach or default under such license, which breach or default has, to the extent any applicable grace period has ended, not been cured; and (iv) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(h)To the extent such Grantor has reasonably determined that it is commercially practicable and consistent with such Grantor’s past practices to do so, such Grantor has used proper statutory notice in connection with its use of each material Patent, Trademark and Copyright owned by such Grantor.

(i)Such Grantor has taken commercially reasonable steps to protect the confidentiality of its material Trade Secrets.

(j)As of the Closing Date, such Grantor has made all material filings and recordations and paid all fees necessary in its reasonable business judgment to adequately protect its interest in its material Patents, Trademarks and Copyrights owned by such Grantor.

SECTION 5.
COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and Lenders that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

Covenants in Credit Agreement

.  Such Grantor shall comply with the covenants set forth in Sections 7 and 8 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party.

Delivery of Instruments, Certificated Securities, Chattel Paper, Negotiable Documents, Investment Property and Letter-of-Credit Rights

.

(a)If any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper with a value reasonably determined by such Grantor to be in excess of $10,000,000 individually, upon the request of the Administrative Agent and to the extent not constituting Excluded Perfection Assets, such Instrument, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

(b)[Reserved].

(c)If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security with a value reasonably determined by such Grantor to be in excess of $10,000,000 individually, such Grantor shall promptly notify the Administrative Agent thereof in writing and, upon the request of the Administrative Agent, such Grantor shall cause the issuer thereof either (i) to register the Administrative Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly (but in any event within sixty (60) days of such request or such later date to which the Administrative Agent may consent in writing in its sole discretion) agree in writing with such Grantor and the Administrative Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent.

(d)[Reserved].

(e)If any of the Collateral of such Grantor is or shall become a Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition, any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof and any Excluded Perfection Asset), such Certificated Security shall be promptly (but in any event within thirty (30) days or such other time period as the Administrative Agent may consent to in writing in its sole discretion) delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

Maintenance of Insurance

.

(a)Such Grantor will maintain, with reputable companies, insurance policies insuring all of its property against loss by fire, explosion, theft or other risks as may be required by the Credit Agreement.

(b)All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage (other than materially proportionate reductions in amounts or coverage to reflect any disposition of property by such Grantor) thereof shall be effective until at least thirty (30) days (or ten (10) days in the event of nonpayment of premiums), or such earlier time with the written consent of the Administrative Agent, after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as loss payee in respect of all such property insurance policies and as additional insured under all such liability insurance policies. All proceeds of business and interruption insurance received by the Administrative Agent shall be released by the Administrative Agent to the Borrower for account of the Grantor entitled thereto.

Maintenance of Perfected Security Interest; Further Documentation

.

(a)Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having the perfection and priority described in Section 4.3 and shall defend such security interest against all material claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)Subject to Section 7.9(f) of the Credit Agreement, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Administrative Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

Changes in Locations, Names, etc.

. Each Grantor will furnish to the Administrative Agent promptly (and in any event no later than sixty (60) days following such change (or such longer period as the Administrative Agent may agree in its sole discretion)) a written notice of any change (i) in its legal name and (ii) in its jurisdiction of organization (or formation) or the location of its chief executive office or sole place of business from that set forth in Schedule 3. Subject to Section 7.9(f) of the Credit Agreement, each Grantor agrees promptly to provide the Administrative Agent with all additional financing statements and other documents (executed where appropriate) reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein.

[Reserved]

.

Investment Property

.

(a)If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, to the extent constituting Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith (to the extent not constituting Excluded Perfection Assets) to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, any sums paid upon or in respect of the Investment Property, to the extent constituting Collateral, upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent (unless otherwise agreed in the Credit Agreement) to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, to the extent constituting Collateral, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations.  If any sums of money or property so paid or distributed in respect of the Investment Property pursuant to the immediately preceding sentence, to the extent constituting Collateral, shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent and unless otherwise permitted under the Credit Agreement, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(b)[Reserved].

(c)In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property, to the extent constituting Collateral, issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) with respect to the Investment Property, to the extent constituting Collateral, issued by it, and (iii) it will take all actions required or reasonably requested by the Administrative Agent to enable or permit each Grantor to comply with Sections 6.3(c) as to all Investment Property, to the extent constituting Collateral, issued by it.

Receivables

.  Other than in the ordinary course of business or as permitted by the Loan Documents, after the occurrence and during the continuance of an Event of Default under the Credit Agreement, such Grantor will not (i) grant any extension of the time of payment of any Receivable constituting Collateral, (ii) compromise or settle any Receivable constituting Collateral, for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable constituting Collateral, (iv) allow any credit or discount whatsoever on any Receivable constituting Collateral, or (v) amend, supplement or modify any Receivable in any manner that would materially adversely affect the value of the Receivables constituting Collateral taken as a whole.

Intellectual Property

.

(a)Except as permitted in the Credit Agreement or this Agreement and in each case to the extent constituting Collateral:

(i)With respect to each material Trademark owned by such Grantor, such Grantor (either itself or through licensees) will take all reasonably necessary steps to (i) continue to use such Trademark consistent with its current use of such Trademark or as otherwise determined by such Grantor, in its reasonable business judgment, in connection with such Grantor’s businesses or goods and services offered by such Grantor, in order to maintain such Trademark in full force free from any valid claim of abandonment for non-use, (ii) maintain the quality of products and services offered under such Trademark and take all reasonably necessary steps to ensure that all licensed users of such Trademark maintain such quality in all material respects, and (iii) not (and not permit any licensee or sub-licensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way or forfeited, abandoned or dedicated to the public, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(ii)Such Grantor (either itself or through licensees) will not forfeit, abandon or dedicate to the public any material Patent, except in the ordinary course of business consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iii)Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sub-licensee thereof to) by any act or omission, forfeit, abandon, or dedicate to the public any material Copyright owned by such Grantor, except in the ordinary course of business, consistent with such Grantor’s past conduct and pursuant to the exercise of its reasonable business judgment.

(iv)Such Grantor (either itself or through licensees) will not do any act to knowingly infringe the intellectual property rights of any other Person in any material respect.

(v)[Reserved].

(vi)Except as would not have a Material Adverse Effect, such Grantor will notify the Administrative Agent promptly if it knows or has reason to believe that any application or registration relating to any Patent, Trademark or Copyright of such Grantor has been or may imminently become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office) regarding such Grantor’s ownership of, or the validity or enforceability of, any Patent, Trademark or Copyright owned by such Grantor or such Grantor’s right to register the same or to own and maintain the same.

(vii)Such Grantor will continue to take reasonable and customary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents, Trademarks and Copyrights owned by such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue, and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(viii)[Reserved].

(ix)In the event that any material Intellectual Property is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, and (ii) if such Intellectual Property is of material economic value and necessary to the conduct of the Grantors’ business, taken as a whole, promptly notify the Administrative Agent after it learns thereof and, following consultation with the Administrative Agent, shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, which may include suing for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and seeking to recover any and all damages for such infringement, misappropriation or dilution.

(x)Such Grantor shall take all actions as such Grantor shall reasonably deem appropriate under the circumstances to protect the secrecy of all material Trade Secrets of such Grantor.

(b)After the date hereof, whenever such Grantor (i) shall acquire any material Patent, Trademark or Copyright registered with, issued by or applied for with the United States Patent and Trademark Office or the United States Copyright Office (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), (ii) either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any material Patent, Trademark or Copyright owned by such Grantor with the United States Patent and Trademark Office or the United States Copyright Office (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), or (iii) shall file a statement of use or an amendment to allege use in the United States Patent and Trademark Office with respect to any material “intent to use” Trademark application (other than any of the foregoing that are excluded from the Collateral pursuant to Section 3), such Grantor shall report such acquisition or filing to the Administrative Agent at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Credit Agreement.  Such Grantor agrees that the provisions of Section 3 shall automatically apply to such material Intellectual Property.

(c)Such Grantor agrees (i) to execute an Intellectual Property Security Agreement with respect to its applicable Intellectual Property (other than any Excluded Collateral) in substantially the form of Annex II in order to record the security interest granted herein to the Administrative Agent for the benefit of the Secured Parties with the United States Patent and Trademark Office or the United States Copyright Office, and (ii) to provide to the Administrative Agent at the same time it delivers the financial statements required under Section 7.1(a)(i) of the Credit Agreement with respect to any Intellectual Property described in Section 5.9(b) which was acquired, or for which a filing was made during the preceding fiscal year, all documents necessary to record the security interest of the Administrative Agent in such Intellectual Property with such offices.

(d)Solely for the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies pursuant to the terms of this Agreement, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to, upon the occurrence and during the continuance of an Event of Default, use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by each Grantor, to the extent constituting Collateral, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, and (ii) irrevocably agrees that the Administrative Agent may, upon the occurrence and during the continuance of an Event of Default, sell any of each Grantor’s Inventory, to the extent constituting Collateral, directly to any Person, including, without limitation, Persons who have previously purchased each Grantor’s Inventory from any Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to any Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation and maintain the enforceability of such Trademarks; provided that (x) such license shall be subject to the rights of any licensee under any exclusive license granted prior to such Event of Default, to the extent such license is a Permitted Lien, and (y) to the extent the foregoing license is a sublicense of Grantor’s rights as licensee under any third party license, the license to Administrative Agent shall be in accordance with any limitations in such third party license including prohibitions on sublicensing.

SECTION 6.
REMEDIAL PROVISIONS

Certain Matters Relating to Receivables

.

(a)The Administrative Agent shall have the right, at reasonable times during normal business hours and upon reasonable prior notice (but not more than once annually if no Event of Default shall exist and be continuing), at its own cost and expense except during the occurrence and continuance of an Event of Default (in which case, such testing shall be at the sole cost and expense of the Borrower), to make test verifications of the Receivables in accordance with Section 6.2, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

(b)The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables constituting Collateral, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within five (5) Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor.  If so requested by the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)At the Administrative Agent’s reasonable request at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall deliver to the Administrative Agent all original (if available) and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables constituting Collateral, including all original (if available) orders, invoices and shipping receipts.

Communications with Obligors; Grantors Remain Liable

.

(a)The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables constituting Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables constituting Collateral after giving reasonable prior notice to the Borrower and any other relevant Grantor.

(b)At any time after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (and each Grantor at the reasonable request of the Administrative Agent shall) notify obligors on the Receivables constituting Collateral that the Receivables have been assigned to the Administrative Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Receivables constituting Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Investment Property

.

(a)Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement) which would result in any violation of any provision of any Loan Document.

(b)If an Event of Default shall occur and be continuing and the Administrative Agent shall give prior written notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property constituting Collateral and make application thereof to the Secured Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property constituting Collateral shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise, and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may reasonably determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

Proceeds to be Turned Over to Administrative Agent

.  In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 hereof with respect to payments of Receivables, if an Event of Default under Sections 9(a), 9(f)(i) or 9(f)(ii) of the Credit Agreement shall occur and be continuing or an exercise of remedies by the Administrative Agent or the Lenders with respect to any existing Event of Default shall occur and the Administrative Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall be immediately applied as provided in Section 6.5.

Application of Proceeds

.  (a) Subject to Section 6.5(b) below, all cash proceeds received by the Administrative Agent during the continuance of an Event of Default from the enforcement of the Guarantees in Section 2 or as proceeds of Collateral from the exercise of any of the remedies set forth or referred to in Section 6.6 or elsewhere in this Agreement shall be immediately applied, unless otherwise required by the Credit Agreement as follows:

First, (i) to the Administrative Agent to pay incurred and unpaid fees and expenses under the Loan Documents, and (ii) to the Qualified Counterparties to pay incurred and unpaid fees and expenses under the Specified Hedge Agreements and Specified Cash Management Agreements, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of the incurred and unpaid fees and expenses owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of the incurred and unpaid fees and expenses owing to each Qualified Counterparty on the other hand;

Second, (i) to the Administrative Agent in respect of Credit Agreement Obligations then due and owing and remaining unpaid for application by the Administrative Agent in accordance with the terms of the Credit Agreement, and (ii) to the Qualified Counterparties in respect of amounts then due and owing and remaining unpaid in respect of  the Specified Hedge Agreements and Specified Cash Management Agreements, including the guaranty thereof pursuant to Section 2 hereof, for application by the Qualified Counterparties in accordance with the terms of their respective

Specified Hedge Agreements and Specified Cash Management Agreements, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of such Secured Obligations owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of such Secured Obligations owing to each Qualified Counterparty on the other hand;

Third, (i) to the Administrative Agent in respect of all Credit Agreement Obligations (other than those under clause second above) for prepayment of such Credit Agreement Obligations in accordance with the terms of the Credit Agreement, and (ii) to the Qualified Counterparties in respect of all Secured Obligations under the Specified Hedge Agreements and Specified Cash Management Agreements, including the guaranty thereof pursuant to Section 2 hereof  (other than those under clause second above) for prepayment of such Secured Obligations in accordance with their respective Specified Hedge Agreements and Specified Cash Management Agreements, and, if the amount of such Collateral and/or Proceeds are insufficient to pay the amounts in clauses (i) and (ii) in full, such Collateral and/or Proceeds shall be allocated between the Administrative Agent on the one hand and each of the Qualified Counterparties on the other hand pro rata according to the amounts of such obligations owing to the Administrative Agent and the other Secured Parties represented by the Administrative Agent on the one hand and the amounts of such obligations owing to each Qualified Counterparty on the other hand.  For purposes of making any such allocation in respect of any Specified Hedge Agreement that has not then terminated, the obligations in respect of such Specified Hedge Agreement shall be calculated as if such Specified Hedge Agreement had terminated on such day with the Qualified Counterparty as the non-defaulting party thereunder; and

Fourth, any balance of such Proceeds remaining after a Discharge of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same and any Collateral remaining after a Discharge of the Obligations shall be returned to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

Any cash proceeds not applied shall be held by the Administrative Agent as Collateral.

In addition, with respect to any proceeds of insurance received by the Administrative Agent, (x) if no Event of Default shall have occurred and be continuing, (i) such insurance proceeds shall be returned to the Grantors unless otherwise provided in Credit Agreement, and (y) if an Event of Default shall have occurred and be continuing, then such Insurance Proceeds shall be applied in accordance with this Section 6.5(a).

(b)

Notwithstanding the foregoing, with respect to any Letters of Credit issued by an Issuing Lender, if such Issuing Lender, or the Administrative Agent on behalf of such Issuing Lender, shall have received any Collateral to “cash collateralize” any such Letter of Credit, all such Collateral shall first be applied to satisfy any reimbursement obligations and other obligations owing to the Issuing Lender in respect of such Letter of Credit before it may be applied as set forth in Section 6.5(a).

(c)

For purposes of this Section 6.5, the Administrative Agent may rely conclusively, and without further inquiry, on its own records as to the amount of the Secured Obligations outstanding to each Secured Party and may suspend payments or seek relief in the form of interpleader or other similar relief as it may determine to be appropriate.

Code and Other Remedies

.  If an Event of Default shall occur and be continuing, the Administrative Agent may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity.  Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, license, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as may be required by the Credit Agreement and otherwise as required by Section 6.5 above, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands resulting from the gross negligence, bad faith or willful misconduct of such Secured Party as determined in a final, non-appealable judgment of a court of competent jurisdiction.  If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 6.6, any Secured Party may bid for or purchase for cash, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (subject to the Administrative Agent’s consent) make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.  The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral.  The Administrative Agent may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

[Reserved].

Deficiency

.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7.
THE ADMINISTRATIVE AGENT

Administrative Agent’s Appointment as Attorney-in-Fact, etc.

.

(a)Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable constituting Collateral of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii)in the case of any Intellectual Property constituting Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)execute, in connection with any sale provided for in Section 6.6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) subject to any permitted licenses and reserved rights permitted under the Loan Documents, assign any Copyright, Patent or Trademark constituting Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b)If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c)[Reserved].

(d)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until all security interests created hereby with respect to the Collateral of such Grantor are released.

Duty of Administrative Agent

.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Parties to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Administrative Agent only to the extent resulting from its own gross negligence, bad faith or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction, to the extent required by applicable law (subject to Section 11.12(e) of the Credit Agreement and other applicable provisions of the Loan Documents).

Financing Statements

.  Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Administrative Agent may determine, in its reasonable discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Administrative Agent herein.   Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including describing such property as “all assets” or “all personal property” or words of similar import and may (but need not) add thereto “whether now owned or hereafter acquired.”

Authority, Immunities and Indemnities of Administrative Agent

.  Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Administrative Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement.  By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Administrative Agent, including Article X thereof, as fully as if such Secured Party were a Lender.  The Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.
MISCELLANEOUS

Amendments in Writing

.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement.

Notices

.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or to such other address as such Guarantor may notify the Administrative Agent from time to time in writing.

No Waiver by Course of Conduct; Cumulative Remedies

.  No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Enforcement Expenses; Indemnification

.

(a)Each Guarantor agrees to pay any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and disbursements of counsel) that may be paid or incurred by any Secured Party in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, subject to the terms of, and limitations on, reimbursement of costs and expenses set forth in Section 11.5 of the Credit Agreement.

(b)Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement to the extent such Guarantor would be required to do so pursuant to Section 4.10 of the Credit Agreement.

(c)Each Guarantor agrees to pay, and to save the Secured Parties harmless from, any and all liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 11.5 of the Credit Agreement; provided, that each such Guarantor shall have no obligations hereunder to any Secured Party with respect to such liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments or suits to the extent they are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Secured Party or any of its Related Persons, (y) a material breach by such Secured Party or its Related Persons of its express and material contractual obligations under this Agreement or the Loan Documents pursuant to a claim made by any Guarantor or (z) disputes between and among the Secured Parties or their Related Persons (other than disputes involving the Administrative Agent or the Other Representatives in their respective capacities as such) other than any dispute related to any act or omission by any Guarantor.

(d)The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Successors and Assigns

.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that other than in connection with a transaction permitted under the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

Set-Off

.  Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or any other Loan Document, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent or each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 8.6 are in addition to other rights and remedies (including other rights of set-off) which the Administrative Agent or such Lender may have.

Counterparts

.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by fax or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Severability

.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section Headings

.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Integration

.  This Agreement and the other Loan Documents represent the agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

GOVERNING LAW

.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Submission To Jurisdiction; Waivers

.

(a)Each Grantor hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)each Grantor hereby irrevocably and unconditionally consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)each party hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)each party hereto agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

Acknowledgements

.  Each Grantor hereby acknowledges that:

(a)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

Additional Grantors

.  Each Restricted Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1.

Releases

.

(a)At such time as the Discharge of the Obligations shall have occurred, the Collateral shall immediately and automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to such Grantor and the Administrative Agent) as such Grantor may reasonably request to evidence such termination.

(b)If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be immediately and automatically released, and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of such Collateral (not including Proceeds thereof) from the security interests created hereby.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least three (3) Business Days (or such lesser time period as the Administrative Agent may agree in its sole discretion) prior to the date of the proposed release, a written request for release identifying the relevant Guarantor, with a general description of such sale, transfer or disposition to the extent not in conflict with any confidentiality obligations arising in connection with such sale, transfer or disposition, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

WAIVER OF JURY TRIAL

.  EACH GRANTOR, AND BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

Advanced Drainage Systems, Inc.

4114800233295700By:	/s/ D. Scott Barbour

Name: D. Scott Barbour

Title: President and Chief Executive Officer

Stormtech LLC

By:	/s/ D. Scott Barbour

Name: D. Scott Barbour

Title: President and Chief Executive Officer

Advanced Drainage of Ohio, Inc.

By:	/s/ D. Scott Barbour

Name: D. Scott Barbour

Title: President and Chief Executive Officer

Infiltrator Water Technologies, LLC

(effective upon the consummation of the Acquisition)

4114800587330500By:	/s/ D. Scott Barbour

Name: D. Scott Barbour

Title: President and Chief Executive Officer

Acknowledged and Agreed:

BARCLAYS BANK PLC,
as Administrative Agent

1377538201758400By:	/s/ Sean Duggan
Name: Sean Duggan

Title:  Vice President